Exhibit 23-a
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-33481 and Form S-8 No. 333-167406) pertaining to the Nordson Hourly-Rated Employees’ Savings Trust Plan of our report dated June 17, 2010, with respect to the financial statements of the Nordson Hourly-Rated Employees’ Savings Trust Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2009 and 2008.
/s/ Meaden & Moore, Ltd
Cleveland, Ohio
June 17, 2010